UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

Erasca, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40602	83-1217027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3115 Merryfield Row Suite 300
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 465-6511

10835 Road to the Cure, Suite 140
San Diego, California 92121

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ERAS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2022, the Board of Directors (the “Board”) of Erasca, Inc. (the “Company”), increased the authorized number of directors to nine (9) pursuant to the amended and restated bylaws of the Company. Additionally, pursuant to the amended and restated bylaws of the Company, the Board appointed Jean Liu, J.D., to fill such newly created directorship. Ms. Liu will serve as a Class III director, with an initial term expiring at the Company’s 2024 annual meeting of stockholders.

In addition, in connection with the Board appointment of Ms. Liu, effective as of April 25, 2022, the Audit Committee of the Board is composed of Alexander W. Casdin, Bihua Chen, Julie Hambleton, M.D., and Jean Liu.

Ms. Liu is the current Chief Legal Officer and Corporate Secretary of Seagen Inc., a publicly traded, global, multiproduct biotechnology company, where she has served since 2014. Prior to that, she served as Vice President and General Counsel of Halozyme Therapeutics, Inc., a publicly traded biotechnology company, from November 2011 to November 2014. From 1998 to 2011, she was with Durect Corporation, a publicly traded biotechnology company, where she served in positions of increasing responsibility, including most recently as Chief Legal Officer and Corporate Secretary. Prior to Durect, Ms. Liu was in private practice at the law firms of Pillsbury, Madison & Sutro (now Pillsbury Winthrop) and Venture Law Group in the areas of intellectual property litigation and corporate transactions. Ms. Liu has served on the board of directors of Connect Biopharma Holdings Limited, a publicly traded biotechnology company developing treatments for T cell-driven inflammatory diseases, since August 2021. Ms. Liu received her B.S. in Cellular and Molecular Biology with highest distinction from the University of Michigan, her M.S. in Biology from Stanford University, and her J.D. from Columbia University where she was a Harlan Fiske Stone Scholar. Ms. Liu’s legal expertise and senior executive experience in the biopharmaceutical industry and experience with respect to corporate governance matters contributed to our Board’s conclusions that Ms. Liu should serve as a director of our Company.

Pursuant to the Company’s non-employee director compensation program, Ms. Liu was granted on the date of her appointment options to purchase 80,000 shares of the Company’s common stock, which vest in substantially equal monthly installments over the three years following her appointment to the Board. Ms. Liu will receive cash compensation for her service on the Board in accordance with the Company’s non-employee director compensation program, as such program may be amended from time to time. Ms. Liu has also entered into the Company’s standard form of Indemnification Agreement, the form of which was filed as Exhibit 10.17 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on July 12, 2021.

There is no arrangement or understanding between Ms. Liu and any other person pursuant to which Ms. Liu was appointed as a director. Ms. Liu is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Board has determined that Ms. Liu is an independent director in accordance with the listing requirements of the Nasdaq Global Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Erasca, Inc.

Date:	April 27, 2022	By:	/s/ Ebun Garner
Ebun Garner, General Counsel